17 Altalef St. PO Box 70, Yahud Industrial Zone 56100, Israel

FOR IMMEDIATE RELEASE

Magal Announces that the Annual General Meeting of Shareholders shall Take Place on June 23, 2010

YAHUD, ISRAEL, June 21, 2010 — Magal Security Systems Ltd. (NASDAQ GMS: MAGS, TASE: MAGS) today announced that its Board of Directors considered the  request received from certain shareholders to postpone the scheduled Annual General Meeting in order to include in the agenda the election of a slate of directors proposed by them. The Company’s Board of Directors resolved that the Annual General Meeting of the Shareholders that was convened over a month ago will take place as scheduled on June 23, 2010 at 10AM (Israel Time).

About Magal S3

Magal S3 is a leading international provider of security, safety and site management solutions and products (NASDAQ: MAGS).

Over the past 40 years, Magal S3 has delivered tailor-made solutions to hundreds of satisfied customers in over 80 countries.

Magal S3 offers a broad portfolio of unique products used to protect sensitive installations in some of the world’s most demanding locations and harshest climates. This portfolio covers the following three categories:

•	Perimeter Intrusion Detection Systems (PIDS) - a variety of smart barriers and fences, fence mounted detectors, virtual gates, buried and concealed detection systems

•	Close Circuit TV (CCTV) – a comprehensive management platform with a leading Intelligent Video Analysis (IVA) and Video Motion Detection (VMD) engine

•	Physical Security Information Management (PSIM) - a proprietary site management system that enhances command, control and decision making during both routine operations and crisis situations

This press release contains forward-looking statements, which are subject to risks and uncertainties. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. A number of these risks and other factors that might cause differences, some of which could be material, along with additional discussion of forward- looking statements, are set forth in the Company's Annual Report on Form 20-F filed with the Securities and Exchange Commission.

For more information:	Financial Communication Public & Investor Relations

Magal Security Systems Ltd. Ilan Ovadia, CFO Tel: +972 (3) 539-1444 E-mail: ilano@magal-s3.com Web: www.magal-s3.com	Hadas Friedman Tel: +972-3-695-4333 Ext. 6 E-mail: hadas@fincom.co.il Web: www.fincom.co.il